UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In June 2014, Discover Financial Services (the “Company”) announced that its subsidiary, Discover Bank, entered into a consent order with the Federal Deposit Insurance Corporation (“FDIC”) to resolve matters related to the FDIC’s examination of Discover Bank’s anti-money laundering and related compliance programs.

As previously disclosed, the Federal Reserve notified the Company of its intention to pursue a supervisory action related to the Company’s enterprise-wide anti-money laundering and related compliance programs.

On May 26, 2015, the Company entered into a written agreement with the Federal Reserve Bank of Chicago where the Company agreed to enhance the Company’s enterprise-wide anti-money laundering and related compliance programs. The agreement does not include civil money penalties. This description of the agreement is qualified in its entirety by reference to the full text of the agreement, which is included as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Written Agreement between Discover Financial Services and Federal Reserve Bank of Chicago dated May 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: May 28, 2015	By:	/s/ D. Christopher Greene

Name: D. Christopher Greene
Title: Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Written Agreement between Discover Financial Services and Federal Reserve Bank of Chicago dated May 26, 2015